                                                                    EXHIBIT 99.2





________________________________________________________________________________




                          STOCK PURCHASE AGREEMENT

                                   BETWEEN

                      TURNER BROADCASTING SYSTEM, INC.,

                                     AND

                         LMC SOUTHEAST SPORTS, INC.



                       DATED AS OF SEPTEMBER 22, 1995



________________________________________________________________________________

                              TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 1 -
                 1.1      Definitions.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 1 -
                 1.2      Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -
                 1.3      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -
                 1.4      Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 4 -

ARTICLE II - SALE AND PURCHASE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                 2.1      Sale of Shares at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                 2.2      Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -
                 2.3      Determination of Net Partnership Value  . . . . . . . . . . . . . . . . . . . . . . . .   - 5 -

ARTICLE III - CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 7 -
                 3.1      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 7 -
                 3.2      Deliveries by the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 7 -
                 3.3      Deliveries by the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 7 -

ARTICLE IV - ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                 4.1      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                 4.2      Access to Premises, Records, Properties and Employees . . . . . . . . . . . . . . . . .   - 8 -
                 4.3      Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                 4.4      Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 8 -
                 4.5      Cooperation of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
                 4.6      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
                 4.7      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
                 4.8      Access to Certain Records Following Closing.  . . . . . . . . . . . . . . . . . . . . .   - 9 -
                 4.9      Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
                 4.10     HSR Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   - 9 -
                 4.11     Restrictions on Activities; Telecast Rights Agreements  . . . . . . . . . . . . . . . .  - 10 -
                 4.12     Section 338(h)(10) Election.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 10 -
                 4.13     Other Tax Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 10 -
                 4.14     Change of TSP's Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
                 4.15     TSP Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
                 4.16     Best Efforts; Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
                 5.1      Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 13 -
                 5.2      Corporate Status, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                 5.3      Authority; No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 14 -
                 5.4      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 15 -
                 5.5      Title to Shares and Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . .  - 15 -
                 5.6      Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 16 -
                 5.7      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 16 -

                 5.8      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                 5.9      Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                 5.10     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                 5.11     Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                 5.12     Litigation and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                 5.13     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 17 -
                 5.14     Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
                 5.15     Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
                 5.16     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
                 5.17     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 18 -
                 5.18     Labor-Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
                 5.19     Approvals and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
                 5.20     No Representations Regarding the Partnership  . . . . . . . . . . . . . . . . . . . . .  - 20 -
                 5.21     Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -

ARTICLE VI - CONDUCT OF BUSINESS OF TSP PENDING CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
                 6.1      Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
                 6.2      Issuance of Securities, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 20 -
                 6.3      Dividends or Distributions; Cancellation of Affiliate Payables  . . . . . . . . . . . .  - 21 -
                 6.4      Amendment of Charter; Corporate Existence . . . . . . . . . . . . . . . . . . . . . . .  - 21 -
                 6.5      No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 21 -
                 6.6      Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 21 -
                 6.7      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
                 6.8      Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 7.1      Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
                 7.2      Corporate Status and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
                 7.3      No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 22 -
                 7.4      Approvals and Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
                 7.5      Investment Intent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
                 7.6      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
                 7.7      Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
                 7.8      Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 23 -
                 7.9      Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
                 8.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
                 8.2      Performance of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
                 8.3      Certificates, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
                 8.4      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 24 -
                 8.5      No Injunctions, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
                 8.6      Consents and Approvals of Third Parties . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
                 8.7      Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -

                 8.8      No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
                 8.9      Telecast Rights Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
                 8.10     Activities Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -

ARTICLE IX - CONDITIONS TO OBLIGATIONS OF THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
                 9.1      Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 25 -
                 9.2      Performance of Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
                 9.3      Security Documents, Certificates, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
                 9.4      Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
                 9.5      No Injunctions, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
                 9.6      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 26 -
                 9.7      Closing of Transactions Contemplated by Merger Agreement. . . . . . . . . . . . . . . .  - 27 -
                 9.8      Telecast Rights Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -

ARTICLE X - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
                 10.1     Indemnification by the Seller.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 27 -
                 10.2     Indemnification by the Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 28 -
                 10.3     Third-Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 29 -
                 10.4     Certain Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
                 10.5     Excluded Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -

ARTICLE XI - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
                 11.1     Noncompliance of the Seller.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 30 -
                 11.2     Noncompliance of the Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
                 11.3     HSR Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
                 11.4     Termination of Merger Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
                 11.5     Termination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -

ARTICLE XII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
                 12.1     Reliance on Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
                 12.2     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 31 -
                 12.3     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
                 12.4     Waiver; Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
                 12.5     Counterparts, Headings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
                 12.6     Successors and Assigns; Assignability . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
                 12.7     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
                 12.8     Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 33 -
                 12.9     Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
                 12.10    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
                 12.11    Right to Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 34 -
                 12.12    Effectiveness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 35 -

                             EXHIBITS AND SCHEDULES


EXHIBITS
--------

         Exhibit A                Agreement Restricting Activities
         Exhibit B                Promissory Note
         Exhibit C                Services Agreement
         Exhibit D                Telecast Rights Agreement with Atlanta Hawks Limited Partnership
         Exhibit E                Telecast Rights Agreement with Atlanta National League Baseball Club, Inc.
         Exhibit F                Opinion of Troutman Sanders LLP
         Exhibit G                Pledge Agreement executed by the Purchaser
         Exhibit H                Pledge Agreement executed by TSP
         Exhibit I                Negative Pledge Agreement executed by TSP
         Exhibit J                Opinion of Sherman & Howard L.L.C.

SCHEDULES
---------

         Schedule 5.2             States Where TSP is Qualified to do Business
         Schedule 5.5(a)          Restrictions Under Agreements to which Partnership is a Party
         Schedule 5.5(b)          Restrictions Under Agreements to which TSP is a Party
         Schedule 5.7(c)          Tax Claims
         Schedule 5.9             Banking Institutions
         Schedule 5.11            Material Adverse Changes Affecting TSP
         Schedule 5.12            Legal Proceedings
         Schedule 5.13            Insurance
         Schedule 5.14            Contracts
         Schedule 5.15            Directors and Officers
         Schedule 5.16            Employees and Employment Agreements
         Schedule 5.17            Employee Benefit Plans
         Schedule 5.19            Seller's Required Consents
         Schedule 6.3             Permitted Distributions and Payments by Partnership
         Schedule 6.6             Agreements for Disposition of Assets, Etc.
         Schedule 7.4             Purchaser's Required Consents
         Schedule 9.6             Consents Conditional to Seller's Obligations

                                                                    EXHIBIT 99.2

                           STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of September 1995, between TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (the "Seller"), and LMC SOUTHEAST SPORTS, INC., a Colorado corporation (the "Purchaser").

                                 WITNESSETH:

         WHEREAS, the Seller is the owner of all of the issued and outstanding shares of capital stock of Turner Sports Programming, Inc., a Georgia corporation ("TSP"); and

         WHEREAS, the Seller desires to sell and the Purchaser desires to purchase all of the capital stock of TSP, all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                           ARTICLE I - DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Activities Agreement" means the Agreement Restricting Activities in the form of EXHIBIT A to be executed and delivered at the Closing by the Seller, Time Warner Inc. and the Partnership.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, Atlanta, Georgia or New York, New York are required or authorized to be closed.

         "Closing" means the closing of the sale of the Shares contemplated hereby.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, as to TSP, any other Person that is a member of a controlled group with TSP under Section 414(b) or (c) of the Code.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means (i) the United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

         "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         "Loan Agreement" means the Loan Agreement dated as of March 1, 1995, among The Toronto-Dominion Bank, as Issuing Bank, Toronto Dominion (Texas), Inc., for itself and as Administrative Agent for the Banks named therein, and First Union National Bank of Georgia, as it may be modified, amended or restated from time to time.

         "Management Agreement" means the Management Agreement dated May 3, 1990, between the Partnership and TSP, as in effect as of the date of this Agreement.

         "Net Partnership Value" means the amount equal to the sum, calculated as of the Closing Date, of (a) $153,717,600, plus (b) the excess, if any, of Specified Current Assets over Specified Current Liabilities, minus (c) the total outstanding balance of all Partnership Debt, minus (d) the excess, if any, of Specified Current Liabilities over Specified Current Assets.

         "Partnership" means SportSouth Network, Ltd., a Delaware limited partnership formed pursuant to the Partnership Agreement.

         "Partnership Agreement" means the Limited Partnership Agreement of the Partnership dated as of May 3, 1990, among the Seller, the Purchaser (then known as TCI Southeast Sports, Inc.) and Scripps Howard Production, Inc., as supplemented or amended by a letter agreement dated May 3, 1990, a letter agreement between the Partnership and Wometco Cable Corp. dated

August 3, 1990, an Amendment to Limited Partnership Agreement dated as of December 2, 1994 and an Amendment to Limited Partnership Agreement dated as of February 28, 1995.

         "Partnership Debt" means, without duplication, the sum of (i) all indebtedness or liability for or on account of money borrowed by, for or on account of the Partnership for which the Partnership is liable for payment, including unpaid principal and interest and any other charges owed to a lender,
(ii) all obligations of the Partnership (including principal and accrued interest) evidenced by notes or similar instruments and (iii) all obligations of the Partnership under leases that are accounted for by the Partnership as capitalized lease obligations.

         "Partnership Interest" means all of TSP's rights, title and interest in, to and under the Partnership Agreement (whether as a general partner or a limited partner), including rights to receive profits, income, surplus, capital, distributions and other payments, in cash or in kind, and to share in the assets of the Partnership upon dissolution and liquidation, and any and all other rights and interests comprising or appurtenant to TSP's interest in the Partnership.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means any human being or any corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

         "Pledged Partnership Interest" means all the Partnership Interest owned by TSP.

         "Pledged Shares" means all the Shares.

         "Security Documents" means, as applicable, the Pledge Agreements and the Negative Pledge Agreement described in Section 9.3 which are to be delivered to provide security for payment of the Note.

         "Shares" means all the issued and outstanding shares of capital stock of TSP.

         "Specified Current Assets" means, as of any date of determination and without duplication, the current assets of the Partnership. The amount of any Specified Current Asset will be the amount that would be required to be reflected in a balance sheet of the Partnership if such balance sheet were to be prepared as of the date of determination.

         "Specified Current Liabilities" means, as of any date of determination and without duplication, the current liabilities of the Partnership, excluding any Partnership Debt. The amount of any Specified Current Liability will be the amount that would be required to be reflected in a balance sheet of the Partnership if such balance sheet were to be prepared as of the date of determination.

         "Taxes" or "Tax" means all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts for which TSP may be liable, either severally or jointly with any other Person.

         1.2 OTHER DEFINITIONS. The following terms are defined in the Sections indicated:


                          Term                                      Section
                          ----                                      -------
                 Control Right Notice                               4.13(f)
                 Final Report                                       2.3(b)
                 Form                                               4.12
                 Merger Agreement                                   3.1
                 Multiemployer Plans                                5.17(a)
                 Note                                               2.2(a)
                 Plan                                               5.17(a)
                 Preliminary Report                                 2.3(a)
                 Preliminary Net Partnership Value                  2.3(a)
                 Preliminary Purchase Price                         2.2(a)
                 Proceeding Notice                                  4.13(f)
                 Purchase Price                                     2.2
                 338(h)(10) Election                                4.12
                 TSP Financial Statements                           5.8

         1.3 GENERAL. Terms used with initial capital letters will have the meaning specified, applicable to both singular and plural forms, for all purposes of this Agreement. Pronouns of any gender will be deemed to include references to masculine, feminine and neuter genders. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

         1.4 ACCOUNTING TERMS. All accounting terms used in this Agreement, unless otherwise specifically provided in this Agreement, will have the meanings ascribed to them under GAAP (including official interpretations by the Financial Accounting Standards Board), applied on a basis consistent with that applied (a) in the case of the TSP Financial Statements, in the preparation of the TSP Financial Statements as of and for the year ended December 31, 1994, and (b) in the case of financial statements of the Partnership, in the preparation of the audited financial statements of the Partnership as of and for the year ended December 31, 1994.

                   ARTICLE II - SALE AND PURCHASE OF SHARES

         2.1 SALE OF SHARES AT THE CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller will sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will purchase and receive from the Seller, all of the Shares free and clear of any and all restrictions, claims, liens, charges, encumbrances, security interests or adverse claims whatsoever (other than restrictions under applicable laws, restrictions under the Partnership Agreement and restrictions under agreements to which the Partnership is a party that are described in Schedule 5.5(a)).

         2.2 PURCHASE PRICE. As consideration for all of the Shares to be acquired by the Purchaser pursuant to Section 2.1, the Purchaser will pay the Seller an aggregate amount equal to 44% of the Net Partnership Value (the "Purchase Price"), payable as follows:

                 (a) At the Closing, the Purchaser will deliver to the Seller a Promissory Note in the form of EXHIBIT B (the "Note") in the principal amount (the "Preliminary Purchase Price") equal to 44% of the Preliminary Net Partnership Value, as defined in Section 2.3(a).

                 (b) The balance of the Purchase Price, if any, payable to the Seller pursuant to Section 2.3(d) after giving effect to the final determination of the Net Partnership Value will be paid by the Purchaser, at the Purchaser's election, either (i) by wire transfer, to the account designated by the Seller, of immediately available Federal funds in such amount, together with interest on such amount from the Closing Date to the date of payment at the rate per annum provided in the Note, or (ii) by delivery (against delivery by the Seller of the Note delivered at the Closing) of an amended and restated Note identical to the Note delivered at the Closing but reflecting the higher Purchase Price (modified, if necessary, to reflect payments of principal or interest after the Closing but before delivery of such amended and restated Note), in either case on the date prescribed by Section
2.3. In the event the Purchaser elects to pay the balance of the Purchase Price by execution and delivery of an amended and restated Note, the Purchaser will, as a condition to its right to make payment in such manner, deliver to the Seller (A) an opinion of counsel, which counsel is reasonably acceptable to the Seller, substantially in the form of the opinion described in Section 9.3(e) and (B) such instruments or documents as may reasonably be required by the Seller to assure the continuation of the Seller's first priority security interest in the Pledged Partnership Interest (if such security interest previously shall have been granted to the Seller) and in the Pledged Shares. Concurrently with the delivery to the Seller of such amended and restated Note, such opinion and such other instruments or documents, the Seller will deliver to the Purchaser the Note delivered to the Seller at the Closing.

         2.3 DETERMINATION OF NET PARTNERSHIP VALUE. Preliminary and final determinations of the Net Partnership Value will be made as follows:

                 (a) Prior to the Closing, the Seller will deliver to the Purchaser a report (the "Preliminary Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the preliminary determination of the Net Partnership Value (the "Preliminary Net Partnership Value"), estimated as of the Closing Date (or as of any other date agreed by the Seller and the Purchaser), accompanied by appropriate documentation supporting such determination, including an unaudited estimated balance sheet of the Partnership as of the Closing Date, a schedule setting forth advance payments and deposits made to or by the Partnership, accounts receivable information (showing sums due and their respective aging as of the last regularly scheduled cutoff date) and a schedule setting forth the unpaid amount of all Partnership

Debt. The Preliminary Net Partnership Value will be the basis for calculation of the Preliminary Purchase Price payable to the Seller pursuant to Section 2.2(a).

                 (b) Within 60 days after the Closing, the Purchaser will deliver to the Seller a report (the "Final Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of the Net Partnership Value, accompanied by appropriate documentation supporting such determination, including an unaudited balance sheet of the Partnership as of the Closing (which balance sheet, except for the omission of footnotes, will be prepared in accordance with GAAP) and any other document that was required to be included with the Preliminary Report to the extent any change to the information included in such document has occurred. For purposes of the calculation of the Net Partnership Value to be included in the Final Report, the dollar amount set forth in clause (a) of the definition of Net Partnership Value included in Section 1.1 will be used.

                 (c) Within 30 days after receipt of the Final Report, the Seller will give the Purchaser written notice of the Seller's objections, if any, to the Final Report. If the Seller does not give any such notice within that 30-day period, the determination of the Net Partnership Value set forth in the Final Report will be conclusive and binding on the parties. If the Seller gives notice of any objection, the Seller and the Purchaser will negotiate in good faith to resolve all issues in dispute for a period of 15 days following receipt of such notice of objection. If the parties resolve all disputed issues within such 15-day period, the Purchaser will promptly thereafter prepare and deliver to the Seller a statement reflecting the final agreed upon determination of Net Partnership Value. If at the end of such 15-day period, all disputed issues are not resolved, all issues remaining in dispute will be submitted for determination by a nationally recognized accounting firm selected by the Purchaser and the Seller, which firm is not the principal independent accountant for the Purchaser, the Seller or any Affiliate of the Purchaser or the Seller, who will be directed to resolve the disputed issues regarding Net Partnership Value within 30 days after submission to it and whose determination will be conclusive and binding on the parties. The Seller and the Purchaser will bear equally the fees and expenses payable to such firm in connection with its determination.

                 (d) After the final determination of the Net Partnership Value, the Seller will pay to the Purchaser the amount by which the Preliminary Purchase Price exceeds the Purchase Price, or the Purchaser will pay to the Seller the amount by which the Purchase Price exceeds the Preliminary Purchase Price. Any payment required to be made by either party to the other pursuant to this paragraph (d) will be paid as follows within three Business Days after the final determination of Net Partnership Value: (i) if the Seller is required to pay the Purchaser, the Seller will pay the required amount, at the Seller's election, either (A) by wire transfer, to the account designated by the Purchaser, of immediately available Federal funds in such amount, together with interest on such amount from the Closing Date to the date of payment at the rate per annum provided in the Note, or (B) by delivery to the Purchaser of the Note delivered at the Closing, in which event the Purchaser will execute and deliver to the Seller (x) an amended and restated Note identical to the Note delivered at the Closing but reflecting the lower Purchase Price (modified, if necessary, to reflect payments of principal or interest after the Closing but before delivery of such amended and restated Note), (y) if requested by the Seller and at the Seller's expense, an opinion of counsel, which counsel is reasonably acceptable to the Seller, substantially in the form of the Opinion described in
Section 9.3(e) and (z) such other instruments or documents as may reasonably be required by the Seller to assure the continuation of the Seller's first priority security interest in the Pledged Partnership Interest (if such security interest previously shall have been granted to the Seller) and in the Pledged Shares; and (ii) if the Purchaser is required to pay the Seller, the required amount will be paid as provided in Section 2.2(b).

                             ARTICLE III - CLOSING

         3.1 CLOSING DATE. Subject to the fulfillment of the conditions precedent specified in Articles VIII and IX of this Agreement (or the waiver thereof as provided therein), the purchase and sale of the Shares will be consummated at the Closing, which will be held at 10:00 a.m. prevailing Eastern time at the offices of Troutman Sanders LLP on the same date as the closing of the transactions contemplated by the Agreement and Plan of Merger dated as of September 22, 1995, the parties to which include Time Warner Inc. and the Seller (the "Merger Agreement"), or, if all the conditions to the parties' obligations set forth in Sections 8.4, 8.6, 9.4, and 9.6 of this Agreement have not been satisfied on or prior to such date, on the third Business Day after all such conditions have been satisfied or waived, or on such other date or at such other time as the Purchaser and the Seller may mutually agree.

         3.2 DELIVERIES BY THE SELLER. At the Closing, the Seller will deliver or cause to be delivered to the Purchaser, in form and substance satisfactory to the Purchaser, the following:

                 (a) stock certificates representing the Shares, which certificates will be duly endorsed in blank for transfer or accompanied by properly executed stock powers; and

                 (b) all of the documents, instruments, certificates and opinions required to be delivered under Article VIII of this Agreement.

         3.3 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser will deliver or cause to be delivered to the Seller the following:

                 (a)      the Note, duly executed by the Purchaser; and

                 (b) all of the documents, instruments, certificates and opinions required to be delivered under Article IX of this Agreement.

                       ARTICLE IV - ADDITIONAL AGREEMENTS

         4.1 CONFIDENTIALITY. Prior to the Closing, the Seller will provide to the Purchaser and the Purchaser may provide to the Seller information which may be deemed by the party providing such information to be confidential. Each party will not use or disclose any information provided to it by another party to this Agreement or such party's Affiliates and designated in writing by such disclosing party or Affiliate as confidential for a purpose other than in connection with the transactions contemplated by this Agreement, except that the obligations contained in this Section 4.1 will not in any way restrict the rights of any party or other Person to use or disclose information that: (a) was lawfully known to such party prior to the disclosure by the other party; (b) is or becomes generally available to the public other than by breach of this Agreement; (c) is or becomes available to such party in its capacity as a partner of the Partnership, subject to such limitations on use or disclosure as may be imposed by the Partnership Agreement and each other agreement among the partners in the Partnership; or (d) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidentiality to the other party to this Agreement.

         4.2 ACCESS TO PREMISES, RECORDS, PROPERTIES AND EMPLOYEES. During the period from the date of this Agreement to the Closing, the Seller will cause TSP and, to the extent that TSP has the power to cause the Partnership to take such actions, the Partnership to permit the Purchaser and its representatives, agents, counsel and accountants to have access at reasonable times to the premises, employees, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, TSP and the Partnership and to cause TSP's officers and employees to furnish to the Purchaser and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of TSP and the Partnership as the Purchaser may reasonably request and as is reasonably available to TSP or the Partnership.

         4.3 PUBLICITY. During the period from the date of this Agreement to the Closing, each party will obtain the approval of the other party prior to issuing any press release, written public statement or announcement with respect to the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 4.3 will not prohibit (a) any party from making any such release, statement or announcement if, upon advice of counsel and with prior notice to the nondisclosing party, such party determines that it is required to do so under any applicable Legal Requirement, and (b) the Seller or the Purchaser from making such disclosure as may be required to secure any approval that may be required in connection with the transactions contemplated hereby, including any shareholder approval.

         4.4 APPROVALS AND CONSENTS. Each party will cooperate with the other to give such notices and will use its best efforts to obtain as soon as possible all approvals, consents and waivers of any Governmental Authority or other Person required or deemed necessary for consummation of the transactions contemplated by this Agreement.

         4.5 COOPERATION OF THE PARTIES. Subject to the provisions hereof, the parties will cooperate with each other and with their respective counsel and accountants in connection with any actions required to be taken as part of or as a condition to their respective obligations under this Agreement.

         4.6 EXPENSES. Except as may otherwise be provided in this Agreement, each party will pay all fees and expenses, including counsel and accountants' fees, incurred by such party in connection with this Agreement and any transaction contemplated by this Agreement. Any transfer taxes due and payable upon delivery and transfer of the Shares by the Seller to the Purchaser will be paid by the Purchaser.

         4.7 BROKERS. Each party hereby represents and warrants to the other party that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated by this Agreement. Each party will indemnify the other party and hold and save the other party harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or to have acted on behalf of such indemnifying party in connection with this Agreement or the transactions contemplated by this Agreement and will bear the costs and expenses, including legal fees, incurred by the other party in defending against any such claim.

         4.8 ACCESS TO CERTAIN RECORDS FOLLOWING CLOSING. The Purchaser will permit the Seller and its representatives, counsel and accountants to have access at reasonable times, following the Closing, to the financial books and records and, to the extent necessary, employees and representatives of TSP and the Partnership with respect to periods ending on or before the Closing Date to the extent required by the Seller: (a) in connection with any tax or financial audit of the Seller for the period during which TSP was a part of a consolidated group with the Seller for tax purposes; (b) to make or cause to be made any consolidated or unitary tax filing for the period during which TSP was a part of a consolidated group with the Seller for tax purposes; (c) to verify any claim of indemnification by the Purchaser hereunder; or (d) to verify any adjustment to the Purchase Price based on the Final Report.

         4.9 SERVICES AGREEMENT. Subject to the performance by TSP of its obligations thereunder, the Seller will cause Turner Cable Network Sales, Inc. to provide services to TSP in accordance with the agreement dated August 22, 1994, a copy of which is attached as EXHIBIT C, until the first anniversary of the Closing Date or until notice of termination is given by TSP, whichever first occurs, at which time the obligations of Turner Cable Network Sales, Inc., thereunder will terminate.

         4.10 HSR ACT FILINGS. As soon as practicable after the execution of this Agreement, but in any event no later than 30 days after such execution, the Seller and the Purchaser each will complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated hereby and will request early termination of the applicable waiting period. Each of the parties will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding anything to the contrary in this Agreement, if the Purchaser, in its sole opinion, considers a request from a Governmental Authority for additional data and information in connection with the HSR Act to be unduly burdensome, the Purchaser may terminate this Agreement.

         4.11 RESTRICTIONS ON ACTIVITIES; TELECAST RIGHTS AGREEMENTS. At the Closing, the Seller will execute and deliver the Activities Agreement. The Seller also will cause Atlanta Hawks Limited Partnership and Atlanta National League Baseball Club, Inc. to execute and deliver at the Closing Telecast Rights Agreements conforming in all material respects to the terms set forth in EXHIBIT D and EXHIBIT E, respectively. The Purchaser will cause the Partnership to execute and deliver at the Closing Telecast Rights Agreements with Atlanta Hawks Limited Partnership and Atlanta National League Baseball Club, Inc. conforming in all material respects to the terms set forth in EXHIBIT D and EXHIBIT E, respectively.

         4.12 SECTION 338(H)(10) ELECTION. The Purchaser and the Seller will make a timely and effective joint election (the "338(h)(10) Election") for TSP under Section 338(h)(10) of the Code and similar state statutes with respect to the purchase of the Shares. Within 30 days after the Purchase Price is finally determined, but in no event later than 210 days following the Closing Date, the Purchaser will deliver to the Seller a completed and executed Internal Revenue Service Form 8023-A and corresponding state forms and the required schedules thereto (the "Form") providing for the 338(h)(10) Election. Provided that the information on the Form is, in the reasonable determination of the Seller, correct and complete in all material respects, the Seller will, within 30 days after the receipt of the Form from the Purchaser, execute the Form and deliver the Form to the Purchaser. If any change or supplement to the Form is required, the Seller and the Purchaser promptly will agree on such changes. Purchaser will timely file the Form, and any required supplements thereto, and will provide copies of the Form and assurance to the Seller that it has done so.

         4.13    OTHER TAX MATTERS.

                 (a) The Seller will be liable for and will indemnify, defend and hold harmless the Purchaser, TSP and each of their Affiliates against and from all unpaid federal, foreign, state or local Taxes for which TSP may be liable for all taxable periods ending on or before the Closing Date, and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such period ending on and including the Closing Date. The Seller will be entitled to any refund of Taxes of TSP received for such periods.

                 (b) The Purchaser will be liable for and will indemnify, defend and hold harmless the Seller and each of its Affiliates against and from all unpaid federal, foreign, state or local Taxes for which TSP may be liable for all taxable periods beginning after the Closing Date, and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such period beginning after the Closing Date. The Purchaser will be entitled to any refund of Taxes of TSP for such periods.

                 (c) For purposes of Sections 4.13(a) and 4.13(b), whenever it is necessary to determine the liability for Taxes of TSP for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of TSP for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date will be determined by assuming that TSP had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned on a time basis.

                 (d) The Seller will be responsible for preparing and filing all returns or reports which relate to any Taxes for which TSP may be liable for any taxable period ending on or before the Closing Date. All income and deductions of TSP for the period ending on the Closing Date will be included in the consolidated federal income tax return and in any consolidated or combined foreign, state or local income tax return which includes TSP and is required to be filed by the Seller after the Closing Date and the Seller will pay all federal, state, local and foreign income Taxes due for the periods covered by such returns.

                 (e) The Purchaser will be responsible for preparing and filing all returns and reports which relate to any Taxes for which TSP may be liable for any taxable period ending after the Closing Date. The Purchaser and its Affiliates will cause TSP to include the results of its operations in any separate (unconsolidated) state, foreign or local income Tax return for any taxable period beginning before and ending after the Closing Date. Subject to indemnification by the Seller under Section 4.13(a), the Purchaser will pay, or cause to be paid, all state, foreign or local income Taxes shown as due on any such return with respect to TSP.

                 (f) In the event the Seller, the Purchaser or any of their respective Affiliates receives notice (a "Proceeding Notice") of any examination, claim, adjustment or other proceeding with respect to the liability of TSP for Taxes for any period for which the other party is or may be liable under this Section 4.13, the party receiving such notice will notify the other party in writing thereof (a "Control Right Notice") no later than 10 days after the receipt by such party or any of its Affiliates of the Proceeding Notice. As to any such Taxes for which a party is or may be liable under this
Section 4.13, such party will be entitled at its expense to control the contest of such examination, claim, adjustment or other proceeding and, if it so elects, to pay or otherwise settle any liability for Taxes claimed therein or arising therefrom, provided it notifies the other party in writing that it desires to exercise such control no later than the earlier of (i) 30 days after receipt of the Control Right Notice or (ii) 10 days before the date TSP is required to respond to the Proceeding Notice. The parties will cooperate with each other and with their respective Affiliates in the negotiation and settlement of any proceeding described in this Section. Each party will provide, or cause to be provided, to the other party any authorizations reasonably necessary to permit such party to control any proceedings which such party is entitled to control pursuant to this Section.

                 (g) If the Seller, the Purchaser or any of their respective Affiliates receives notice of any examination, claim, adjustment or other proceeding with respect to any matter the resolution of which reasonably could be expected to affect the liability of any of them for Taxes for any period for which any of them are liable for Taxes in respect of TSP, the party receiving such notice will notify the other party in writing no later than 20 days after receipt of such notice.

The provisions of this Section 4.13(g) will not, however, affect any of the rights or obligations of the parties under Section 4.13(f), provided that the party assuming control of the defense of an examination, claim, adjustment or other proceeding pursuant to Section 4.13(f) cooperates with the party entitled to receive notice pursuant to this Section 4.13(g), to the extent that such cooperation is practicable and not detrimental to the party so assuming control.

                 (h) Except as otherwise provided in this Section 4.13, any amount to which a party is entitled under this Section 4.13 will be promptly paid to such party by the party obligated to make such payment following written notice to the party so obligated that such amount is due under this Agreement. The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any return, amended return, or claim for refund, in determining a liability or a right of refund, or in conducting any audit or other proceeding, in respect of Taxes imposed on the parties or their respective Affiliates. Each party will provide, or cause to be provided, to the other party copies of all correspondence received from any taxing authority by such party or any of its Affiliates in connection with the liability of TSP for Taxes for any period for which the other party may be liable under this
Section 4.13. Each party and its Affiliates will preserve and retain copies of all returns, schedules, work papers, electronic and photographic records and all material records or other documents relating to any such returns, claims, audits or other proceedings until the expiration of the statutory period of limitations (including extensions) of the taxable periods to which such documents relate until the final determination of any payments which may be required with respect to such periods under this Agreement and will make such documents available to the other party and its officers, employees and agents, upon reasonable notice and at reasonable times, it being agreed that such representatives will be entitled to make copies of any such books and records as they shall deem necessary. Each party will permit representatives of the other party to meet with appropriate representatives of such party or TSP on a mutually convenient basis to enable such representatives to obtain additional information and explanations of any document provided pursuant to this Section. Each party will make available to the representatives of the other party sufficient work space and facilities to perform the activities described in the two preceding sentences. Any information obtained pursuant to this Section will be kept confidential as provided in Section 4.1, except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding. Each party will provide the cooperation and information required by this Section at its own expense.

                 (i) Anything in this Agreement to the contrary notwithstanding, the representations and warranties and the obligations of the parties set forth in this Section 4.13 will remain in effect without limitation as to time or amount.

         4.14 CHANGE OF TSP'S NAME. The Seller will take or cause to be taken at or prior to the Closing all such actions as may be necessary to change the name of TSP to a name which does not include "Turner." The Purchaser acknowledges and agrees that after the Closing TSP will have no right to the name "Turner."

         4.15 TSP EMPLOYEES. The Purchaser will take or cause to be taken such action as may be required so that each person who is an employee of TSP immediately prior to the Closing and such person's eligible dependents (i) will be entitled to participate in the Purchaser's employee welfare benefit plans to the same extent as similarly situated employees of the Purchaser and their eligible dependents, (ii) will receive credit for service with TSP for all purposes under such plans and (iii) will not be subject to any waiting period or limitation on benefits for pre-existing conditions, in each case to the extent such plans so permit.

         4.16 BEST EFFORTS; FURTHER ASSURANCES. Each of the Seller and the Purchaser will use its best efforts (i) to obtain, as soon as possible, all consents or approvals required to be obtained from any Person with respect to the transactions contemplated by this Agreement and (ii) to take or cause to be taken all actions and to do or cause to be done by any lawful means all things necessary to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties will use their best efforts to obtain any consent or approval of Scripps Howard Production, Inc. and of the Banks (as defined in the Loan Agreement) required to be obtained with respect to the pledge of the Pledged Partnership Interest as security for the Note. Anything in this Agreement to the contrary notwithstanding, if such consents or approvals to the pledge of the Pledged Partnership Interest are not obtained, the Seller agrees, as provided in
Section 9.3(b), that the execution and delivery to the Seller of the Negative Pledge Agreement described in that Section will be sufficient to satisfy the condition described in Section 9.3(b). If the consent of Scripps Howard Production, Inc. or the Majority Banks to the pledge of the Pledged Partnership Interest is not obtained before the Closing, the Seller and the Purchaser will continue to use their best efforts to obtain such consent and, if and when such consent is obtained, the Seller and the Purchaser will execute and deliver the Pledge Agreement in the form of Exhibit I. From and after the Closing Date, the Seller, without additional compensation, will take such further action and will execute such additional agreements as may be reasonably requested by the Purchaser fully to vest in the Purchaser all right, title and interest in and to the Shares free and clear of any lien, claim or other encumbrance.

           ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants that the following are true and correct as of the date hereof:

         5.1 VALIDITY. This Agreement constitutes, and, when executed and delivered, each other instrument or agreement to be executed and delivered by the Seller pursuant to this Agreement will constitute, the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and except as the same may be limited by general principles of equity.

         5.2 CORPORATE STATUS, ETC. Each of the Seller and TSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. TSP does not have any direct or indirect subsidiaries and does not own any shares of capital stock of any corporation or any interest in the ownership or management of any other Person or any other material asset other than (a) assets permitted to be distributed by TSP to the Seller before the Closing pursuant to Section 6.3 and (b) TSP's 44% interest (43% as a general partner and 1% as a limited partner) in the Partnership, which in turn owns all of the issued and outstanding shares of capital stock of Sports Network Music, Inc., a Georgia corporation, and Satellite Sports Music, Inc., a Georgia corporation. TSP has full corporate power and authority and possesses all material rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. TSP is qualified to transact business as a foreign corporation in the states listed on Schedule 5.2 and TSP is not required to be qualified to do business in any other jurisdiction where the failure to be so qualified would have a material adverse effect on the business or financial condition of TSP.

         5.3     AUTHORITY; NO CONFLICT.

                 (a) The Seller has the full corporate power and authority to execute and deliver this Agreement and each other instrument or agreement to be executed and delivered by the Seller pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and all corporate action necessary on the part of the Seller to execute and deliver this Agreement and each other instrument or agreement to be executed and delivered by the Seller pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby has been taken.

                 (b)      Subject to receipt of those consents described in
Schedule 5.19 and Schedule 7.4, the execution and delivery of this Agreement and each other instrument or agreement to be executed and delivered by the Seller pursuant to this Agreement, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby will not result in any breach of, or a default or acceleration under (or give any Person the right to accelerate the performance of the Seller or TSP under), or require the consent of any Person under, any mortgage, material agreement, lease, indenture, or other material instrument, order, judgment or decree to which the Seller or TSP is a party or by which the Seller or TSP or their respective properties or assets may be bound or affected or violate in any material respect any applicable Legal Requirement.

                 (c) The Seller has furnished or, prior to the Closing, will furnish, the Purchaser with a complete and correct copy of the Articles of Incorporation, as amended to date, of TSP, certified by the Secretary of State of the State of Georgia, and a complete and correct copy of the Bylaws of TSP, as presently in effect, certified by TSP's incumbent secretary.

         5.4     CAPITAL STRUCTURE.

                 (a) The authorized capital stock of TSP consists of 1,000 shares of $1.00 par value Common Stock of which 500 shares are issued and outstanding. Such issued and outstanding shares constitute the Shares and are the only issued and outstanding shares of capital stock of TSP. All of the outstanding capital stock of TSP is duly and validly issued, fully paid and non-assessable. No Person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of TSP previously issued. None of the outstanding capital stock of TSP has been issued in violation of any preemptive or other rights of its shareholders.

                 (b) There are no outstanding securities or other rights which are convertible into or exchangeable for capital stock of or any other equity interest in TSP, nor (except as provided in this Agreement) are there any preemptive or other rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any calls or other rights to purchase relating to, its capital stock or any other equity interest in or securities convertible into or exchangeable for its capital stock or such other equity interest. TSP is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire or to register under any federal or state securities laws the sale or transfer of any shares of its capital stock.

                 (c) Except for the agreements described in Schedule 5.19 under which consents are required, there is no agreement to which TSP or the Seller is a party restricting the transfer of any shares of capital stock of TSP.

                 (d) Any shares of capital stock of TSP which have been purchased or redeemed by TSP have been purchased or redeemed in accordance with all applicable Legal Requirements, including all federal and state securities laws.

         5.5     TITLE TO SHARES AND PARTNERSHIP INTEREST.

                 (a) The Seller has good, valid and marketable title, beneficially, legally and of record, to the Shares, free and clear of any and all restrictions, claims, liens, charges, encumbrances, security interests and other adverse claims whatsoever (other than restrictions under applicable laws, restrictions under the Partnership Agreement and restrictions under each agreement to which the Partnership is a party that is described in Schedule 5.5(a)). Subject to obtaining the consents referred to in Schedule 5.19, the Seller has full right, power and authority to sell, transfer and deliver the Shares to the Purchaser; and at the Closing, the Seller will transfer to the Purchaser good, valid and marketable title to the Shares, free and clear of any and all restrictions, claims, liens, charges, encumbrances, security interests or other adverse claims whatsoever (other than restrictions under applicable laws, restrictions under the Partnership Agreement and restrictions under each agreement to which the Partnership is a party that is described in Schedule 5.5(a)).

                 (b) TSP has good, valid and marketable title, beneficially, legally and of record, to the Partnership Interest, free and clear of any and all restrictions, claims, liens, charges, encumbrances, security interests or other adverse claims whatsoever, except rights of other partners in the Partnership to the extent provided in the Partnership Agreement and except as described in Schedule 5.5(b). The Partnership Agreement and the Negative Pledge Agreement executed and delivered pursuant to the Loan Agreement are the only instruments or agreements to which TSP is a party that restrict the ability of TSP to transfer the Partnership Interest.

         5.6 CORPORATE RECORDS. The stock records and minute books of TSP furnished or to be furnished to the Purchaser by the Seller fully and accurately reflect all issuances, transfers and redemptions of the capital stock of TSP and correctly show the total number of shares of such capital stock issued and outstanding on the date hereof.

         5.7     TAXES.

                 (a) TSP has filed or will file when due all federal, foreign, state and local income, franchise, sales, withholding, excise, real and personal property, estimated, FICA, FUTA and other Tax returns, information returns, reports and statements for all years and all periods (and portions thereof) ending on or before the Closing Date. All such returns, reports and statements were or will be prepared in all material respects in the manner required by applicable Legal Requirements, and reflect or will reflect the liability for Taxes of TSP in all material respects and all Taxes shown thereby to be payable and all assessments received by TSP have been paid or will be paid when due.

                 (b) TSP has withheld or will withhold amounts from its employees and has filed or will file all federal, foreign, state and local returns and reports with respect to employee income tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ended on or before the Closing Date, in compliance in all material respects with the provisions of applicable Legal Requirements.

                 (c) Except as disclosed in Schedule 5.7(c), there are no material claims or investigations by any taxing authority pending or, to the knowledge of the Seller or TSP, threatened for any past due Taxes and there has been no waiver of any applicable statute of limitations or extension of time for the assessment of any Tax.

                 (d) TSP has not made, signed or filed, nor will it make, sign or file any consent under Section 341(f) of the Code with respect to any taxable period ending at or before the Closing.

                 (e) Any and all tax sharing, tax allocation or similar agreements executed between TSP and the Seller or between TSP and any other member of the Seller's consolidated group that relate to any payments or liability therefor by or to TSP with respect to Taxes will terminate as of the Closing, and notwithstanding any provision contained in any such agreement, as of the Closing, TSP will be relieved of any liability or obligation thereunder.

         5.8 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser true and complete copies of the unaudited balance sheet of TSP as of August 31, 1995 and the related statements of income and cash flows for the eight- month period then ended (the "TSP Financial Statements"). The TSP Financial Statements fairly present in all material respects the financial position, results of operations and cash flows of TSP as of the date and for the period indicated therein.

         5.9 ACCOUNTS. Schedule 5.9 lists each bank and other institution in which TSP maintains an account or safety deposit box, the account numbers and the names of all Persons who are presently authorized to draw thereon or have access thereto.

         5.10 LIABILITIES. Except as reflected in the TSP Financial Statements, TSP does not have any debt, liability or obligation, whether accrued, absolute, contingent or otherwise, except obligations incurred as a general partner or limited partner of the Partnership and its obligations as general manager under the Management Agreement. As of the Closing, TSP will not have any debt, liability or obligation, whether accrued, absolute, contingent or otherwise, except obligations incurred as a general partner or limited partner of the Partnership and its obligations as general manager under the Management Agreement.

         5.11 ABSENCE OF CHANGES. Except as set forth in Schedule 5.11, since the date of the most recent balance sheet included in the TSP Financial Statements, there has been no material adverse change in the business, assets, liabilities, results of operation or financial condition of TSP, except any such change occurring solely because of a material adverse change in the business, assets, liabilities, results of operation or financial condition of the Partnership.

         5.12 LITIGATION AND PROCEEDINGS. Except as set forth in Schedule 5.12, there are no material actions, decrees, suits, counterclaims, claims, proceedings or investigations, pending or, to the knowledge of the Seller or TSP, threatened against, by or affecting TSP in, before or by any court or other Governmental Authority or before any arbitrator, and no judgment, award, order or decree of any nature has been rendered against TSP or with respect to TSP by any arbitrator or by any court or other Governmental Authority which has not been paid or discharged. TSP has not received notice that it has been charged with and, to the knowledge of the Seller or TSP, TSP is not under investigation concerning, any violation of any Legal Requirement.

         5.13 INSURANCE. Schedule 5.13 is a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, TSP or any of its officers and directors (as officers and directors of TSP), all of which are and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any such insurance policy or bond. All material terms, obligations and provisions of each insurance policy and bond have been complied with; all premiums due thereon have been paid; and no notice of cancellation with respect thereto has been received. TSP has delivered or, prior to the Closing, will deliver to the Purchaser (to the extent requested) true and complete copies of all insurance policies (to the extent requested) and bonds or the binders for all insurance policies and bonds presently maintained by, or providing coverage for TSP or any of its officers and directors (as officers and directors of TSP), or a summary thereof.

         5.14 CONTRACTS AND COMMITMENTS. Schedule 5.14 sets forth a brief description of each written or oral contract, agreement, guaranty or commitment involving aggregate consideration of more than $5,000 (i) to which TSP is a party or by which TSP or any of its assets may be bound or affected and (ii) to the knowledge of the Seller and TSP, to which the Partnership is a party or by which the Partnership or any of its assets may be bound or affected. TSP and, to the knowledge of the Seller and TSP, each other party thereto, has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments to which TSP is a party or by which TSP or any of its assets may be bound or affected. A true and complete copy of each such document has been or will be made available to the Purchaser for examination prior to the Closing.

         5.15 DIRECTORS AND OFFICERS. Schedule 5.15 lists all of the present officers and directors of TSP.

         5.16 EMPLOYEES. Except as set forth in Schedule 5.16, TSP has no employees. The Partnership has no employees. TSP has provided the Purchaser with copies of all written agreements currently in effect which have been provided to TSP's employees relating to their employment or termination of their employment. A list of such agreements is included in Schedule 5.16 and, except for such agreements, there are no agreements with employees of TSP, oral or written, relating to their employment or termination of their employment.

         5.17    EMPLOYEE BENEFITS.

                 (a) Each bonus plan, stock option plan, deferred compensation plan and employee benefit plan as defined in Section 3(3) of ERISA, maintained by or on behalf of TSP or by any ERISA Affiliate (including any plans which are "multiemployer plans" under Section 3(37)(A) of ERISA ("Multiemployer Plans")) and any defined benefit pension plan (as defined in
Section 3(35) of ERISA) terminated by TSP or any ERISA Affiliate within the five plan years ending immediately before the Closing Date which covers or covered any employee of TSP or any ERISA Affiliate or any predecessor of TSP or any ERISA Affiliate is listed on Schedule 5.17 (all such plans listed on Schedule 5.17 are sometimes collectively referred to herein as the "Plans" and individually as a "Plan").

                 (b) Except as set forth on Schedule 5.17, with respect to each Plan: (i) no litigation or administrative or other proceeding is pending or threatened by a current or former employee of TSP; and (ii) each Plan has been administered in all material respects in compliance with, and has been restated or amended (except for amendments not yet required by law to be made) so as to comply with, all applicable requirements of law including all applicable requirements of ERISA, the Code and regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor.

                 (c) To the knowledge of the Seller and TSP, no Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to such Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code that would have a material effect on such plan..

                 (d) Except as disclosed on Schedule 5.17 and except to the extent required under the Consolidated Omnibus Budget Reconciliation Act of 1985, TSP does not have any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees of TSP or their dependents.

                 (e) With respect to any Plan, no fact or circumstance exists which would constitute grounds for the Pension Benefit Guaranty Corporation ("PBGC") or any successor to the PBGC to take any action under
Section 4042 of ERISA, and the PBGC has not previously taken any such action which has resulted in, or reasonably might result in, any liability of TSP or any ERISA Affiliate to the PBGC which would have a materially adverse effect on the business of TSP. No Plan has been the subject of a "reportable event" as defined in Section 4043 of ERISA as to which notice would be required to be filed with the PBGC. Neither the Seller, TSP nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability to the PBGC (except for required premium payments, which payments have been made when due). Neither the Seller, TSP nor any ERISA Affiliate has incurred any material "accumulated funding deficiency," as defined in the Code or ERISA, as applicable, whether or not waived, with respect to any Plan. Except as set forth in Schedule 5.17, no Plan is funded through a welfare benefit fund within the meaning of Section 419 of the Code.

                 (f) Except as set forth on Schedule 5.17, neither TSP nor any ERISA Affiliate is subject to any withdrawal or partial withdrawal liability under Section 4201 of ERISA or will become subject thereto as a result of the transactions contemplated by this Agreement or any other transaction consummated prior to the Closing Date. No Plan would be subject to
Section 4063 or 4064 of ERISA if a withdrawal from such Plan would occur. With respect to each Multiemployer Plan sponsored by Seller, TSP or any ERISA
Affiliate: (i) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Seller, TSP or any ERISA Affiliate under Title I of ERISA, (ii) no proceeding has been initiated to terminate any Multiemployer Plan under Section 4041A or 4042 of ERISA, and (iii) none of the Seller, TSP or any ERISA Affiliate has received any written notification of any event that would result in such Multiemployer Plan being terminated or reorganized under ERISA. None of the Seller, TSP or any ERISA Affiliate has engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 of ERISA.

         5.18 LABOR-RELATED MATTERS. TSP is not a party to any collective bargaining agreement or agreement of any kind with any union or labor organization.

         5.19 APPROVALS AND CONSENTS. Schedule 5.19 lists all consents or other approvals necessary in order for the Seller and TSP to consummate the transactions contemplated by this Agreement, including approvals and consents of lenders, lessors, landlords and Governmental Authorities, other than consents or approvals which have already been obtained. Anything in this Agreement to the contrary notwithstanding, the Seller makes no representation or warranty as to whether the consent of Scripps Howard Production, Inc. is required under the Partnership Agreement.

         5.20 NO REPRESENTATIONS REGARDING THE PARTNERSHIP. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SELLER DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES REGARDING THE PARTNERSHIP OR THE BUSINESS OR OPERATIONS OF THE PARTNERSHIP.

         5.21 DISCLOSURE. No representation or warranty by the Seller in this Agreement, in any Schedule or Exhibit to this Agreement or in any certificate or other document delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading to the Purchaser, as a sophisticated purchaser with experience in the cable television programming industry.

           ARTICLE VI - CONDUCT OF BUSINESS OF TSP PENDING CLOSING

         Except as otherwise expressly provided in this Agreement, the Seller covenants and agrees that unless otherwise agreed by the Purchaser, between the date hereof and the Closing Date the Seller will comply, will cause TSP to comply and, to the extent that TSP has the power to do so, (which power TSP will be obligated to exercise only to the extent consistent with its rights and duties, fiduciary or otherwise, as a general partner and as the general manager of the Partnership) to cause the Partnership to comply, with the following:

         6.1 CONDUCT OF BUSINESS. Each of TSP and the Partnership will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and preserve intact its present business organization and assets.

         6.2     ISSUANCE OF SECURITIES, ETC.

                 (a) TSP will not sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of capital stock or other equity interest in, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other equity interest, or enter into any agreement with respect to any of the foregoing.

                 (b) The Partnership will not sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any partnership or other equity interest in or any securities convertible into, or any rights, warrants or options to acquire, any such partnership interest or convertible securities or other equity interest, or enter into any agreement with respect to any of the foregoing.

         6.3     DIVIDENDS OR DISTRIBUTIONS; CANCELLATION OF AFFILIATE PAYABLES.

                 (a)      (i)   No dividend, distribution or payment will be
declared or made in respect of the capital stock of TSP, except that TSP may distribute to the Seller or otherwise sell or assign any assets other than the Partnership Interest and TSP's rights under the Management Agreement, it being acknowledged that such distribution, sale or assignment will not constitute a default or breach of any of the Seller's representations, warranties, covenants or agreements set forth in this Agreement, provided that TSP does not incur any liability that will continue beyond the Closing to any recipient of any such distribution, sale or assignment, and (ii) TSP will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock or enter into any agreement with respect to any of the foregoing.

                 (b) Except as described in Schedule 6.3, no distribution or payment will be declared or made in respect of the interests in the Partnership and the Partnership will not, directly or indirectly, redeem, purchase or otherwise acquire any interest in the Partnership or enter into any agreement with respect to any of the foregoing.

                 (c) At or prior to the Closing, the Seller will cancel or cause to be cancelled any obligations of TSP owed to the Seller or any Affiliate of the Seller.

         6.4 AMENDMENT OF CHARTER; CORPORATE EXISTENCE. TSP will not amend or cause to be amended its Articles of Incorporation or Bylaws, and TSP will maintain its corporate existence and powers.

         6.5     NO ACQUISITIONS.

                 (a) TSP will not acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or other equity interests in, or by any other manner) any business or any other Person.

                 (b) The Partnership will not acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or other equity interests in, or by any other manner) any business or any other Person.

         6.6 DISPOSITION OF ASSETS. Other than in the ordinary course of business and except as permitted by Section 6.3 or pursuant to the Loan Agreement or any other agreement in effect on the date of this Agreement that is described in Schedule 6.6, neither TSP nor the Partnership will sell, mortgage, lease, buy or otherwise acquire, or transfer or dispose of any real property or interest therein or sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset or enter into any agreement with respect to any of the foregoing.

         6.7 INDEBTEDNESS. Neither TSP nor the Partnership will (a) incur any (i) indebtedness for borrowed money, (ii) purchase money indebtedness,
(iii) capital lease obligation or (iv) other liability or obligation that is not or as of the Closing will not be a Specified Current Liability, (b) guarantee any such indebtedness, liability or obligation, (c) issue or sell any of its debt securities, (d) guarantee any debt securities of others or (e) enter into any agreement with respect to any of the foregoing other than, in the case of TSP, any of the foregoing as may be incurred, guaranteed, issued, sold or entered into in TSP's capacity as a general or limited partner in the Partnership.

         6.8 OTHER ACTIONS. None of TSP, the Seller or the Partnership will take any action that would result in any of the representations and warranties concerning TSP or the Seller set forth in this Agreement becoming untrue in any material respect at any time on or prior to the earlier of the Closing or the date this Agreement terminates.

        ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser represents and warrants that the following are true and correct as of the date hereof:

         7.1 VALIDITY. This Agreement constitutes, and, when executed and delivered, each other instrument or agreement to be executed and delivered by the Purchaser pursuant to this Agreement will constitute, the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and except as the same may be limited by general principles of equity.

         7.2 CORPORATE STATUS AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other instrument or agreement to be executed and delivered by the Purchaser pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and all corporate action necessary on the part of the Purchaser to execute and deliver this Agreement and each other instrument or agreement to be executed and delivered by the Purchaser pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby has been taken.

         7.3     NO CONFLICT.  Subject to receipt of the consents described in
Schedule 5.19 and Schedule 7.4, the execution and delivery of this Agreement and each other instrument or agreement to be executed and delivered by the Purchaser pursuant to this Agreement, the performance by the Purchaser in compliance with the terms hereof and thereof and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not result in a breach of, or a default or acceleration under (or give any Person the right to accelerate the performance of the Purchaser under), or require the consent of any Person under, any material agreement, instrument or other obligation to which the Purchaser is a party or by which it or any of its properties or assets may be bound or affected or violate in any material respect any applicable Legal Requirement.

         7.4 APPROVALS AND CONSENTS. Schedule 7.4 lists all consents or other approvals necessary in order for the Purchaser to consummate the transactions contemplated by this Agreement, including all approvals and consents of Governmental Authorities, other than consents or approvals which have already been obtained. Anything in this Agreement to the contrary notwithstanding, the Purchaser makes no representation or warranty as to whether the consent of Scripps Howard Production, Inc. is required under the Partnership Agreement.

         7.5 INVESTMENT INTENT. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933 or under any other securities laws and agrees that it is acquiring the Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof in whole or in part. The Shares will not be offered for sale, sold or otherwise transferred by the Purchaser without either registration or exemption from registration under the Securities Act of 1933 and any other applicable securities laws. The Purchaser acknowledges and agrees that each certificate evidencing Shares will bear a legend indicating that such Shares have not been registered under the Securities Act of 1933 or any other applicable securities laws and that transfer of such Shares is restricted.

         7.6 LITIGATION. There are no actions, decrees, suits, counterclaims, claims, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against, or affecting the Purchaser in, before or by any court or other Governmental Authority or before any arbitrator, and no judgment, award, order or decree of any nature has been rendered against the Purchaser by an arbitrator or any court or other Governmental Authority, in any case which reasonably could be expected to prevent or impede in any material respect the consummation by the Purchaser of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the financial condition, assets or operations of the Purchaser.

         7.7 FINANCIAL STATEMENTS. The Purchaser has delivered to the Seller a true and complete copy of the unaudited balance sheet of the Purchaser as of August 31, 1995 and the related statement of operations for the eight-month period then ended. Such financial statements fairly present in all material respects the financial position and results of operations of the Purchaser as of the date and for the period indicated therein.

         7.8 ABSENCE OF CHANGES. Since the date of the balance sheet referenced in Section 7.7, there has been no material adverse change in the business, assets, liabilities, results of operations or financial condition of the Purchaser, except any such change occurring solely because of a material adverse change in the business, assets, liabilities, results of operations or financial condition of the Partnership.

         7.9 DISCLOSURE. No representation or warranty by the Purchaser in this Agreement, in any Schedule or Exhibit to this Agreement or in any certificate or other document delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading to the Seller, as a sophisticated Person with experience in the cable television programming industry.

           ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         All of the obligations of the Purchaser under this Agreement are subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by the Purchaser:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties concerning TSP, the Seller and the Partnership contained in this Agreement or in any certificate, schedule or other document delivered pursuant to this Agreement, or in connection herewith, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, as of the Closing Date, except as a result of changes or events expressly permitted or contemplated by this Agreement.

         8.2 PERFORMANCE OF AGREEMENT. The Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the Seller prior to or on the Closing Date.

         8.3     CERTIFICATES, ETC.  The Seller shall have delivered to the
Purchaser:

                 (a) a certificate, dated as of the Closing Date, certifying in such detail as the Purchaser may reasonably request to the fulfillment of the conditions specified in Section 8.1 and Section 8.2;

                 (b) a certificate from the Secretary of State of the State of Georgia and each other jurisdiction in which TSP is qualified to conduct business, dated not more than 45 days prior to the Closing Date, certifying that TSP is in good standing; and

                 (c) an opinion of Troutman Sanders LLP, in the form of Exhibit F, as to the matters described therein.

         8.4 REGULATORY APPROVALS. Such consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated hereby shall have been received from all Governmental Authorities having jurisdiction over such transactions, and all applicable waiting or similar periods required by any applicable Legal Requirement shall have expired or been terminated, including the waiting period under the HSR Act.

         8.5 NO INJUNCTIONS, ETC. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

         8.6 CONSENTS AND APPROVALS OF THIRD PARTIES. All consents, authorizations and approvals to the transactions contemplated by this Agreement necessary to the consummation of such transactions or that are required pursuant to the terms of any material agreement or arrangement to which TSP or the Partnership is a party or by which TSP or the Partnership or assets of either of them are bound shall have been duly obtained, and such consents, authorizations or approvals shall be in form and substance reasonably satisfactory to the Purchaser and without condition or material cost or expense to the Purchaser, TSP or the Partnership.

         8.7 RESIGNATIONS. The Purchaser shall have received copies of written resignations from all persons serving as directors and officers of TSP. Such resignations shall be effective on or prior to the Closing Date.

         8.8 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, operations, condition (financial or otherwise) or prospects of TSP or the Partnership.

         8.9 TELECAST RIGHTS AGREEMENTS. The Partnership, concurrently with the Closing, shall have entered into (i) a Telecast Rights Agreement with Atlanta Hawks Limited Partnership conforming in all material respects to the terms set forth in EXHIBIT D and (ii) a Telecast Rights Agreement with Atlanta National League Baseball Club, Inc. conforming in all material respects to the terms set forth in EXHIBIT E, in each case effective as of the Closing.

         8.10 ACTIVITIES AGREEMENT. Time Warner Inc. and the Seller shall have executed and delivered to the Purchaser the Activities Agreement.

             ARTICLE IX - CONDITIONS TO OBLIGATIONS OF THE SELLER

         All of the obligations of the Seller under this Agreement are subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by the Seller:

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement or in any certificate, schedule or other document delivered pursuant to this Agreement, or in connection herewith, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, as of the Closing Date, except as a result of changes or events expressly permitted or contemplated by this Agreement.

         9.2 PERFORMANCE OF AGREEMENTS. The Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         9.3 SECURITY DOCUMENTS, CERTIFICATES, ETC. The Purchaser shall have delivered to the Seller:

                 (a) a Pledge Agreement in the form of EXHIBIT G, duly executed by the Purchaser, granting to the Seller as security for the payment of the Note a first priority security interest in all the Pledged Shares;

                 (b) either (i) a Pledge Agreement in the form of EXHIBIT H, duly executed by TSP, granting to the Seller as security for the payment of the Note a first priority security interest in the Pledged Partnership Interest held by each of them, if the consents of Scripps Howard Production, Inc. and the Banks (as defined in the Loan Agreement) to such Pledge Agreement are obtained at or prior to the Closing or (ii) if the consents of Scripps Howard Production, Inc. and the Banks (as defined in the Loan Agreement) to such Pledge Agreement are not obtained at or prior to the Closing, a Negative Pledge Agreement in the form of EXHIBIT I, duly executed by TSP;

                 (c) a certificate, dated as of the Closing Date, certifying in such detail as the Seller may reasonably request to the fulfillment of the conditions specified in Section 9.1 and Section 9.2;

                 (d) a certificate from the Secretary of State of Colorado, dated not more than 45 days prior to Closing Date, certifying that the Purchaser is in good standing in the State of Colorado; and

                 (e) an opinion of Sherman & Howard L.L.C., in the form of EXHIBIT J, as to the matters described therein.

         9.4 APPROVALS. All Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by any applicable Legal Requirement shall have expired or been terminated, including the waiting period under the HSR Act.

         9.5 NO INJUNCTIONS, ETC. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

         9.6 CONSENTS. The Seller shall have received those written consents and approvals described in Schedule 9.6.

         9.7 CLOSING OF TRANSACTIONS CONTEMPLATED BY MERGER AGREEMENT. Concurrently with the Closing, there shall occur a closing of the transactions contemplated by the Merger Agreement. Anything herein to the contrary notwithstanding, the Seller will have no obligation hereunder to close the transactions contemplated by the Merger Agreement and, if such transactions do not close, the Seller will have no obligation to close hereunder.

         9.8 TELECAST RIGHTS AGREEMENTS. The Partnership, concurrently with the Closing, shall have entered into (i) a Telecast Rights Agreement with Atlanta Hawks Limited Partnership conforming in all material respects to the terms set forth in EXHIBIT D and (ii) a Telecast Rights Agreement with Atlanta National League Baseball Club, Inc. conforming in all material respects to the terms set forth in EXHIBIT E, in each case effective as of the Closing.

                         ARTICLE X - INDEMNIFICATION

         10.1 INDEMNIFICATION BY THE SELLER. The Seller will indemnify and hold harmless and defend the Purchaser at all times from and after the date of this Agreement against and in respect of the following:

                 (a) any loss, claim, liability, expense or other damage incurred by the Purchaser caused by, resulting from or arising out of, (i) any failure on the part of the Seller to perform any covenant or agreement of the Seller in this Agreement or in any other instrument or agreement delivered pursuant hereto, (ii) any breach of warranty or any inaccurate or erroneous representation made by the Seller in this Agreement, including the Schedules attached hereto, or in any other instrument or agreement delivered pursuant hereto or (iii) any obligation or liability of TSP based on or arising from any act, omission, event or circumstance occurring or existing before the Closing, except to the extent that any such liability or obligation (A) is reflected on the Closing Date balance sheet of the Partnership as part of the Specified Current Liabilities or is otherwise included in the determination of the Net Partnership Value pursuant to Section 2.3 or (B) arises from a liability or obligation of the Partnership (x) under any instrument or agreement entered into by the Partnership before the Closing as to which the Partnership shall have fully performed all of its obligations thereunder to the extent relating to any period ending before the Closing, (y) resulting from an act or omission of the Purchaser in violation of the Partnership Agreement or applicable Legal Requirements or (z) under an instrument or agreement executed and delivered by the Partnership or TSP at the Closing; and

                 (b) any and all actions, suits, proceedings, demands, assessments, judgments and reasonable legal and other costs and expenses, including reasonable attorneys' fees, incidental to any of the foregoing.

                 The total amounts payable by the Seller under the indemnification contained in this Section 10.1 will not exceed the Purchase Price, provided that such limitation will not apply to any claim for indemnification for Taxes. No claims will be payable by the Seller under this
Section 10.1 unless and until the aggregate amount of all such claims exceeds $50,000, at which time the Seller will be liable for all claims hereunder in excess of that amount. The limitation set forth in the preceding sentence will not apply to any claim for Taxes or for breach of the representations and warranties set forth in Section 5.5 and Section 5.17. Anything in this Section to the contrary notwithstanding, if a claim by the Purchaser for indemnification by the Seller arises from a liability of the Partnership that would have been borne 44% by the Seller and 56% by the other partners in the Partnership if such claim had been paid prior to the Closing Date, the Seller's liability will be limited to 44% of the amount of such claim. No claim by the Purchaser for indemnification by the Seller under this Section 10.1 may be made more than two years after the Closing Date, provided that such limitation will not apply to (i) any claim for indemnification for Taxes, which may be made at any time prior to expiration of the applicable statute of limitations or (ii) any claim for breach of any of the Seller's representations and warranties in Section 5.5 and Section 5.17, which may be made at any time. The Purchaser will reimburse the Seller for any amounts paid by the Seller to the Purchaser with respect to a liability under the indemnification contained in this Section 10.1 to the extent that the Purchaser receives payments with respect to such liability under any policy of insurance maintained by the Purchaser. To the extent requested by the Seller, the Purchaser will supply the Seller with reasonable documentation as to any claim for costs and legal and other expenses incurred by the Purchaser for which the Purchaser is seeking indemnification hereunder. Notwithstanding any provision in this Agreement to the contrary, the Seller will be entitled to pay any amount for which it is liable for indemnification hereunder as a credit against payments of interest or principal due under the Note or any amended and restated Note, whether or not such interest is then due and payable. Any such credit will be applied to installments of interest or principal in order of their respective due dates. The limitations set forth in this Section 10.1 will apply to any action at law or in equity based on the items covered by the indemnity set forth herein.

         10.2 INDEMNIFICATION BY THE PURCHASER. The Purchaser will indemnify and hold harmless and defend the Seller at all times from and after the date of this Agreement, against and in respect of the following:

                 (a) any loss, claim, liability, expense or other damage incurred by the Seller caused by, resulting from or arising out of (i) any failure on the Purchaser's part to perform any covenant or agreement of the Purchaser in this Agreement or any other instrument or agreement delivered pursuant hereto, (ii) any breach of warranty or any inaccurate or erroneous representation made by the Purchaser in this Agreement, including the Schedules attached hereto, or in any other instrument or certificate delivered pursuant hereto or (iii) any obligation or liability of TSP based on or arising from any act, omission, event or circumstance first occurring or existing after the Closing; and

                 (b) any and all actions, suits, proceedings, demands, assessments, judgments and reasonable legal and other costs and expenses, including reasonable attorneys' fees, incidental to any of the foregoing.

                 The total amounts payable by the Purchaser under the indemnification contained in this Section 10.2 will not exceed the Purchase Price, provided that such limitation will not apply to any claim for indemnification for Taxes. No claims will be payable by the Purchaser under this Section 10.2 unless and until the aggregate amount of all such claims exceeds $50,000, at which time the Purchaser will be liable for all claims hereunder in excess of that amount. The limitation set forth in the preceding sentence will not apply to any claim for Taxes or for failure to pay the Purchase Price. No claim by the Seller for indemnification by the Purchaser under this Section 10.2 may be made more than two years after the Closing Date, provided that such limitation will not apply to any claim for indemnification for Taxes or for failure to pay the Purchase Price, which may be made at any time prior to expiration of the applicable statute of limitations. The Seller will reimburse the Purchaser for any amounts paid by the Purchaser to the Seller with respect to a liability under the indemnification contained in this Section 10.2 to the extent that the Seller receives payments with respect to such liability under any policy of insurance maintained by the Seller. To the extent requested by the Purchaser, the Seller will supply the Purchaser with reasonable documentation as to any claim for costs and legal and other expenses incurred by the Seller for which the Seller is seeking indemnification hereunder. None of the limitations set forth in this Section 10.2 will apply to any action or claim with respect to, or to representations and warranties set forth in, the Note, any amended or restated Note or the Security Documents.

         10.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against any indemnified party, and if such indemnified party intends to seek indemnity with respect thereto under this Article X, such indemnified party will promptly notify the indemnifying party of such claim. The indemnifying party will have 15 days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party will cooperate with it in connection therewith, provided that: (i) the indemnifying party will not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of the indemnified party; (ii) the indemnifying party will permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel will be borne by the indemnified party unless (A) the indemnifying party has failed promptly to employ counsel reasonably satisfactory to the indemnified party to take charge of the defense of such claim, (B) the indemnified party has reasonably concluded that there may be one or more legal defenses available to it which are different from those available to the indemnifying party or (C) the remedies sought against the indemnified party include injunctive or similar relief, in any of which events the reasonable fees and expenses of the indemnified party's counsel will be paid by the indemnifying party; and (iii) the indemnifying party agrees promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party will not pay or settle any such claim. Notwithstanding the foregoing, in the event the indemnifying party assumes responsibility for defending any third-party claims, the indemnified party will have the right to pay or settle any such claim (other than a claim seeking injunctive or similar relief against the indemnified party), provided that in such event the indemnified party will waive any right to indemnity therefor by the indemnifying party and will secure a release of claims by the third-party claimant reasonably satisfactory to the indemnifying party. If the indemnifying party does not notify the indemnified party within 15 days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party will have the right, but not the obligation, to contest, settle or compromise the claim at the expense of the indemnifying party. The indemnified party will, however, notify the indemnifying party of any compromise or settlement of any such claim. Nothing contained in this Section
10.3 will be construed as a limitation on the right of any party to indemnification under Section 10.1 or Section 10.2.

         10.4 CERTAIN CLAIMS. Anything in this Agreement to the contrary notwithstanding, the Seller and the Purchaser will share equally in any liabilities or expenses in respect of:

                 (a) any loss, claim, liability, expense or other damage incurred by either or both of them caused by, resulting from or arising out of a claim by Scripps Howard Production, Inc. that its consent or approval is required with respect to the sale of the Shares by the Seller to the Purchaser contemplated by this Agreement; and

                 (b) any and all actions, suits, proceedings, demands, assessments, judgments and reasonable legal and other costs and expenses, including reasonable attorneys' fees, incidental to any of the foregoing.

The parties will cooperate with each other in defending any claim covered by this Section 10.4, and the consent of both parties, which consent will not be reasonably withheld, will be required to effect the settlement of any such claim.

         10.5 EXCLUDED CLAIMS. Notwithstanding any provision of this Agreement to the contrary, neither the Purchaser nor the Seller will be liable for indemnification to the other pursuant to this Agreement with respect to any suit, action or proceeding challenging the transactions contemplated by the Merger Agreement.

                           ARTICLE XI - TERMINATION

         This Agreement may be terminated by the Purchaser or the Seller for the reasons set forth in this Article XI at any time prior to or on the Closing Date upon written notice to the other as follows and, upon any such termination of this Agreement (other than pursuant to Section 11.1 and Section 11.2), neither party will have any liability to the other, except that the provisions of Section 4.1 and Section 4.6 will survive the termination of this Agreement for any reason. These events of termination are intended to operate independently from any other agreements, representations, warranties or conditions contained in this Agreement.

         This Agreement may be terminated:

         11.1 NONCOMPLIANCE OF THE SELLER. By the Purchaser, if the terms, covenants or conditions of this Agreement to be performed or complied with by the Seller before the Closing shall not have been complied with or performed in all material respects at or before the Closing Date or in the event it becomes apparent that any such condition is not capable of being satisfied on or prior to the date of the closing under the Merger Agreement or the date that is 92 days after the earlier of the two dates referenced in Section 7.01(b)(iii) of the Merger Agreement (or any extension of that date), whichever is later, and such non-compliance or non-performance or failure of such condition to be satisfied shall not have been waived by the Purchaser.

         11.2 NONCOMPLIANCE OF THE PURCHASER. By the Seller, if the terms, covenants or conditions of this Agreement to be complied with or performed by the Purchaser before the Closing shall not have been complied with or performed in all material respects at or before the Closing Date or in the event it becomes apparent that any such condition is not capable of being satisfied on or prior to the date of the closing under the Merger Agreement or the date that is 92 days after the earlier of the two dates referenced in Section 7.01(b)(iii) of the Merger Agreement (or any extension of that date), whichever is later, and such non-compliance or non-performance or failure of such condition to be satisfied shall not have been waived by the Seller.

         11.3    HSR ACT.  By the Purchaser, pursuant to Section 4.10.

         11.4 TERMINATION OF MERGER AGREEMENT. By the Seller or the Purchaser, if the Merger Agreement shall have been terminated or otherwise ceases to be in effect pursuant to its terms.

         11.5 TERMINATION DATE. By either party, if the Closing has not been consummated on or prior to the date of the closing under the Merger Agreement or the date that is 92 days after the earlier of the two dates referenced in Section 7.01(b)(iii) of the Merger Agreement (or any extension of that date), whichever is later, for any reason other than (a) a breach or default by such party in the performance of any of its obligations under this Agreement or (b) the failure of any representation or warranty of such party to be true.

                         ARTICLE XII - MISCELLANEOUS

         12.1 RELIANCE ON REPRESENTATIONS. All representations, warranties, covenants and agreements made by any party in or pursuant to this Agreement or in any instrument, agreement, certificate or other document delivered pursuant to this Agreement will be deemed to have been relied upon by the party to which made. Subject to the limitations on the making of claims set forth in Section
10.1 and Section 10.2, all of the representations and warranties and, to the extent required to be performed after the Closing, all of the covenants and agreements set forth in this Agreement will survive the Closing.

         12.2 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered or mailed, postage prepaid as to each of the parties hereto or by facsimile transmission, receipt acknowledged, at the respective addresses and facsimile numbers set forth below (or at such other address as to which any such party may have theretofore notified the other party pursuant to the terms hereof):

                 (a)      To the Purchaser:

                          c/o Liberty Media Corporation
                          8101 East Prentice Avenue, Suite 500
                          Englewood, Colorado  80111
                          Attention:  Mr. David Flowers
                          Telecopy:  (303) 721-5415

                 With a copy to:

                          Tele-Communications, Inc.
                          5619 DTC Parkway
                          Englewood, Colorado  80111
                          Attention:  Legal Department
                          Telecopy:  (303) 488-3217

                 and:

                          Sherman & Howard L.L.C.
                          633 Seventeenth Street, Suite 3000
                          Denver, Colorado  80202
                          Attention:  Charles Y. Tanabe, Esq.
                          Telecopy:  (303)  298-0940

                 (b)      To the Seller:

                          Turner  Broadcasting System, Inc.
                          One CNN Center
                          Box 105366
                          Atlanta, Georgia  30348-5366
                          Attn:   Terence F. McGuirk
                                  Executive Vice President
                          Telecopy:  (404) 827-1995

                 With a copy similarly addressed:

                          Attn:   Steven W. Korn, Esq.
                          General Counsel
                 and with a copy to:

                          Troutman Sanders LLP
                          NationsBank Plaza, Suite 5200
                          600 Peachtree Street, N.E.
                          Atlanta, Georgia 30308-2216
                          Attn:  John C. Beane, Esq.
                          Telecopy:  (404) 885-3900

         12.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the matters addressed herein and this Agreement and the agreements referred to herein contain the sole and entire agreement among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

         12.4 WAIVER; AMENDMENT. Prior to or on the Closing Date, each party will have the right to waive any default in the performance of any term of this Agreement by the other party, to waive or extend the time for the fulfillment by such other party of any or all of its obligations under this Agreement and to waive any or all of the conditions precedent to such party's obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Legal Requirement. This Agreement may be amended only by a subsequent writing signed by both of the parties.

         12.5 COUNTERPARTS, HEADINGS, ETC. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. The headings herein are for convenience of reference only and will not be deemed a part of this Agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

         12.6 SUCCESSORS AND ASSIGNS; ASSIGNABILITY. This Agreement will be binding upon and will inure to the benefit of the Purchaser and the Seller and their respective successors and permitted assigns. Neither party may assign its rights or delegate its obligations hereunder to any Person other than an Affiliate, it being agreed, however, that no assignment or delegation to an Affiliate will relieve the party of any of its obligations under this Agreement.

         12.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         12.8 INTERPRETATION. All Sections, sub-Sections, paragraphs, terms and provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, sub-Sections or paragraphs of this Agreement will not affect the validity or enforceability of the remaining terms, provisions, Sections, sub-Sections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, sub-Sections or paragraphs will be interpreted and construed in such a manner as to carry out fully the intention of the parties hereto.

         12.9 TIME. Time is of the essence under this Agreement. However, if the last day for the giving of any notice or the taking of any action required or permitted to be given or taken pursuant to this Agreement is not a Business Day, the time for giving such notice or taking such action will be extended to the next Business Day.

         12.10 INTEREST. If any amount payable by one party to the other pursuant to this Agreement is not paid when due, interest will be payable on such amount from the due date to the date of payment at the rate (unless another rate is prescribed by this Agreement) that is 2% above the rate publicly announced by The Bank of New York as its prime rate, adjusted as and when changes in such prime rate become effective, or the maximum legal rate, whichever is lower.

         12.11 RIGHT TO SPECIFIC PERFORMANCE. The Seller acknowledges that the unique nature of the Shares to be purchased by the Purchaser pursuant to this Agreement renders money damages an inadequate remedy for the breach by the Seller of its obligations under this Agreement, and the Seller agrees that in the event of such breach, the Purchaser will upon proper action instituted by it, be entitled to a decree for specific performance of this Agreement.

         12.12 EFFECTIVENESS. This Agreement will not become effective until the closing of the transactions contemplated by the Merger Agreement, except for the covenants and agreements set forth in the following provisions, which will be effective upon execution and delivery of this Agreement by the Seller and the Purchaser: Sections 4.1 through Section 4.7, inclusive; Section 4.10;
Section 4.16; Sections 6.1 through Section 6.8, inclusive; Section 10.4; Sections 11.1 through 11.5, inclusive; and Sections 12.1 through 12.12, inclusive.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                  "SELLER"
                                   ------

                                  TURNER BROADCASTING SYSTEM, INC.


                                  By:
                                     -----------------------------------------
                                  Its:
                                      ----------------------------------------


                                  "PURCHASER"
                                   ---------

                                  LMC SOUTHEAST SPORTS, INC.



                                  By:
                                     -----------------------------------------
                                  Its:
                                      ----------------------------------------





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